Exhibit 10.5

Name:	Michael Celano
Number of Shares of Stock Subject to Stock Option:	[$50,000/IPO Price per Share]
Exercise Price Per Share:	$[IPO Price per Share]
Grant Date:	[•]

PERFORMANCE HEALTH HOLDINGS CORP.
2016 OMNIBUS INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences the grant of a stock option by Performance Health Holdings Corp. (the “Company”) to the individual named above (the “Optionee”) pursuant to and subject to the terms of the Performance Health Holdings Corp. 2016 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.             Grant of Stock Option.  On the date of grant set forth above (the “Grant Date”) the Company granted to the Optionee an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (each, a “Share,” and collectively, the “Shares”) at the exercise price per Share set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by or service to the Company and its qualifying subsidiaries.  For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2.             Meaning of Certain Terms.  Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan.

3.             Vesting; Method of Exercise.

(a)                                 As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” means that the Stock Option or portion thereof is then exercisable, subject in each case to the terms of the Plan. The Stock Option is vested as to 100% of the total number of Shares subject to the Stock Option on the Grant Date.

(b)                                 Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee (or legally appointed representative, in the event of the Optionee’s disability) or the person or persons to whom the Stock Option is transferred by will or the applicable laws of descent and distribution, or shall be in such other form as is acceptable to the Administrator.  Each such election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan.  The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment.  In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of such individual to exercise the Stock Option.  The latest date on which the Stock Option or any portion thereof may be exercised will be the sixtieth (60th) day following the Grant Date (the “Final Exercise Date”).  Any portion of the Stock Option that remains outstanding and has not been exercised by the Final Exercise Date will thereupon immediately terminate.  Upon any earlier termination of Employment, the provisions of Section 6(a)(4) of the Plan shall apply.

4.             Forfeiture; Recovery of Compensation.  By accepting the Stock Option the Optionee expressly acknowledges and agrees that (i) his or her rights, and those of any permitted transferee, under the Stock Option or to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision) and (ii) any Shares acquired hereunder are subject to forfeiture, termination and rescission, and the Optionee will be obligated to return to the Company the value received with respect to such Shares (including any gain realized on any subsequent sale or disposition of Shares) (A) in accordance with any Company clawback or other policy relating to the recovery of incentive compensation, as such policy may be amended and in effect from time to time, or (B) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.  Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.

5.             Transfer of Stock Option. The Stock Option may not be transferred except at death in accordance with Section 6(a)(3) of the Plan.

6.             Taxes.  The Optionee expressly acknowledges and agrees that he shall be responsible for satisfying and paying all taxes arising from or due in connection with the exercise of the Stock Option and the delivery of Shares hereunder. The Company shall have no liability or obligation related to the foregoing.

7.             Effect on Employment.  Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge the Optionee at any time, or affect any right of the Optionee to terminate his service at any time.

8.             Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Grant Date has been furnished to the Optionee.  By accepting the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. In addition, Section 6(a)(13) of the Plan shall apply to this Stock Option.

9.             Acknowledgments.  The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

Company:	PERFORMANCE HEALTH HOLDINGS CORP.

By:
Name:
Title:

Optionee:
Name: Michael Celano

Address:

[Signature Page to Non-Statutory Option Agreement]